EXHIBIT 10.2







                                                                      JOHN DEERE
                                                          CONSTRUCTION EQUIPMENT
                                                                DEALER AGREEMENT







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                                   JOHN DEERE
                         CONSTRUCTION EQUIPMENT COMPANY
                        AUTHORIZED CONSTRUCTION EQUIPMENT
                                DEALER AGREEMENT

The Dealer identified below hereby applies to JDCEC for appointment as a JDCEC Dealer for the area of responsibility designated in Exhibit 1. Dealer agrees that the relationship between Dealer and JDCEC will be governed by the Terms of Appointment set forth in this Agreement. When it executes this Agreement, JDCEC accepts the Dealer's application and also agrees to be bound by the Terms of Appointment. This Agreement shall be effective upon execution by JDCEC and shall as of that date supersede any prior John Deere Dealer Agreement between the parties hereto (including without limitation any prior John Deere Industrial Dealer Agreement between Dealer and John Deere Industrial Equipment Company).

Dealer (Firm Name):        NEFF MACHINERY, INC.
                    ----------------------------------------------

Address:          4343 NORTHWEST 76TH AVENUE, MIAMI, FLORIDA 33166
        ----------------------------------------------------------

 X  Corporation
          X  C
         ___ S
___ Limited Liability Company                               By:     /S/ KEVIN P. FITZGERALD
                                                              ----------------------------
___ Partnership

         ___ General                                        Title:  PRESIDENT
                                                                    ----------------------------------------
         ___ Limited                                                 (Authorized officer, owner, or partner)
___ Proprietorship

___ Other:                                                  Date: MAY 6, 1998
                                                                  --------------------------------------------------

Signatures of Other                    _____________________________________________________________________________
Partners, Owners, or                   _____________________________________________________________________________
Shareholders:                          _____________________________________________________________________________

Signature of                                   JORGE MAS, JR.     /S/ JORGE MAS, JR.
Guarantors:                            -----------------------------------------------------------------------------
                                               JOSE MAS     /S/ JOSE MAS
                                       -----------------------------------------------------------------------------
                                               J.C. MAS     /S/ J.C. MAS
                                       -----------------------------------------------------------------------------
                                               NEFF CORP.  /S/ KEVIN P. FITZGERALD
                                       -----------------------------------------------------------------------------


Accepted:                              By:     /S/ BOB B. BROCK
                                              ----------------------------------------------------------------------
John Deere Construction                Title:  DIRECTOR, COMMERCIAL OPERATIONS
Equipment Company                              ---------------------------------------------------------------------
Moline, IL 61265                       Date:   MAY 6, 1998
                                               ---------------------------------------------------------------------


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                              TERMS OF APPOINTMENT

                                    PREAMBLE

         JDCEC and Dealer acknowledge that the ultimate objective to which each party will strive is the satisfaction of the customer. Satisfaction of customers results from providing quality products and excellent product support and otherwise exceeding customers' needs and expectations. JDCEC relies on Dealer to promote aggressively the sale, lease, and rental of Goods in Dealer's AOR and to provide a level of service and support of Goods that exceeds customers' needs and expectations. The environment necessary for achieving the mutual objectives of Dealer and JDCEC is enhanced by a relationship between JDCEC and Dealer that is based on cooperation, mutual respect, and a commitment to continuous improvement.

         The Terms of Appointment set forth in this Agreement are necessary to ensure that:

    \bullet\ the Goods are actively and aggressively promoted by Dealer for sale, lease, and rental to customers and prospective customers in Dealer's AOR in order to achieve the Performance Standards;

    \bullet\ the Goods are supported by Dealer in a prompt and effective manner in order to achieve a high level of customer acceptance; and

    \bullet\ customers' needs are anticipated and met faster, better, and more consistently by Dealer than they are by the competition.

         Dealer and JDCEC agree as follows:

         1. PROVISIONS OF APPOINTMENT. During the period of Dealer's appointment as a JDCEC Dealer, the following provisions shall apply:

                  a)       Dealer's AOR

                           In authorizing Dealer to distribute Goods, JDCEC is relying on Dealer to effectively market Goods against competing products in Dealer's AOR and to enhance the reputation JDCEC and its dealer organization have developed over many years. Achieving a high degree of customer satisfaction in Dealer's AOR requires that Dealer concentrate its efforts in Dealer's AOR.

                           i) Dealer is assigned Dealer's AOR for the purpose of marketing, servicing, and supporting Goods. Dealer's AOR is not an exclusive territory. JDCEC and others may market, service, and support Goods in Dealer's AOR. Without limiting the foregoing,


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                                    JDCEC may sell, loan, lease, or
                                    rent Goods, without restriction or
                                    limitation, to any person or entity,
                                    including without limitation:

                                    a)      federal, state, and local
                                            governments;

                                    b)      accounts classified by JDCEC as
                                            direct or national accounts;

                                    c)      purchasers for export;

                                    d)      educational institutions;

                                    e)      competitors of JDCEC;

                                    f)      equipment manufacturers; and

                                    g)      employees of JDCEC.

                           ii) JDCEC may assign all or any portion of Dealer's AOR to other persons or entities for the purpose of marketing, servicing, and supporting products other than Goods. Such an assignment may include Parts.

                           iii) Dealer will concentrate its efforts in Dealer's AOR.

                           iv) JDCEC shall have no obligation to support, through its programs or other forms of dealer support, activities of Dealer outside Dealer's AOR, and JDCEC may exclude activities of Dealer outside Dealer's AOR from JDCEC's programs and other forms of dealer support.

                           v) Whenever a sale, lease, or rental of Whole Goods by Dealer is subject to JDCEC's AOR service fee policy, as in effect from time to time, Dealer will pay a service fee in accordance with the terms of JDCEC's service fee bulletin in effect when the sale, lease, or rental occurs.

         b)       Locations; Other Product Lines

                  The authorized Dealer locations specified in Exhibit 3 are necessary to ensure (1) superior product support, (2) aggressive sales, leasing, and rental coverage

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


                  of Dealer's AOR, and (3) a high degree of customer satisfaction. Locations may need to be added, relocated, or discontinued in the future to meet changing market needs.

                  i) Dealer will maintain JDCEC dealership operations at each location listed in Exhibit 3 for the purposes specified in Exhibit 3. Dealer will not open any new Dealer location, relocate or discontinue a Dealer location, or change the purposes of a Dealer location without obtaining JDCEC's prior written approval. Dealer and Affiliates will not, either directly or indirectly, establish, maintain, or operate at any other location a place of business of any kind where (or from which) any Goods are displayed, sold, leased, rented, or serviced.

                  ii) Neither Dealer nor any Affiliate will sell, lease, or rent parts or whole goods that compete with JDCEC's products. Dealer will separate, in a manner acceptable to JDCEC, other business activities and/or product lines from Dealer's JDCEC dealership operations if, in JDCEC's sole discretion, such activities and/or product lines are likely to detract from Dealer's representation of JDCEC's products. Dealer and Affiliates will not open any new location or relocate a location where Dealer or an Affiliate engages in the sale, lease, rental, or servicing of construction, utility, or forestry equipment (or parts for such equipment) other than Goods, or in a related business, without obtaining JDCEC's prior written approval.

                 iii) To ensure compliance with this Section l.b., Dealer and Affiliates will permit JDCEC to inspect, during normal business hours, all locations of Dealer and any Affiliate engaged in the sale, lease, rental, or servicing of equipment or vehicles (or parts for equipment or vehicles), or in a related business.

         c) Dealer's Business Plans and Promotional Efforts; Achievement of Meaningful Progress and the Performance Standards

                  The reputation and mutual success of JDCEC and JDCEC Dealers depend to a large degree upon how effectively each JDCEC Dealer conducts its operations.

                  i) Each year, by the date specified by JDCEC, Dealer will submit and secure JDCEC's approval of a business plan covering one or, if requested by JDCEC, more years and containing, for each year covered by the plan:

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                           a)       an objective for each Performance Criterion
                                    that represents, at a minimum, Meaningful
                                    Progress for the Performance Criterion;

                           b) action plans designed to achieve the Performance Criteria objectives specified in the plan and, within a reasonable period of time, performance at or above the Performance Standards; and

                           c) such other elements as JDCEC may request of JDCEC Dealers generally.

                           Dealer may base its business plan on the calendar year or on Dealer's fiscal year, provided all periods are covered by a Dealer business plan approved by JDCEC.

                  ii) Dealer will actively and aggressively promote the sale, lease, and rental of Whole Goods. Dealer's compliance with this commitment will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

                           Dealer will maintain:

                           a)       highly qualified management and sales
                                    personnel;

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

                           b) sales training and personnel development programs;

                           c) inventories of Whole Goods and related attachments available for demonstration, sale, lease, and rental; and

                           d)       sales facilities

                           that in each case are sufficient to achieve the Performance Criteria objectives contained in Dealer's JDCEC-approved business plans and, within a reasonable period of time, performance at or above the Performance Standards.

                  iii) Dealer will actively and aggressively promote the sale of Parts and services. Dealer's compliance with this commitment will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

                           Dealer will maintain:

                           a)       highly qualified parts and service
                                    personnel;

                           b) parts sales and service training and personnel development programs;

                           c)       inventories of Parts;

                           d) service equipment, field service vehicles, and tools; and

                           e)       parts and service facilities

                           that in each case are sufficient to achieve the Performance Criteria objectives contained in Dealer's JDCEC-approved business plans and, within a reasonable period of time, performance at or above the Performance Standards.

                  iv) Dealer will achieve Meaningful Progress with respect to each Performance Criterion in each fiscal or calendar year (whichever is used as the basis for Dealer's JDCEC-approved business plans). In addition, Dealer will, within a reasonable period of time, achieve performance at or above the Performance Standards. Dealer's compliance with these commitments will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

         d)       Preparation of Goods, Warranty, and Post-Delivery Service

                  i) The Manual and/or bulletins issued from time to time by JDCEC designate the JDCEC Warranties. In making sales, leases, and rentals of Goods, Dealer will follow instructions contained in the Manual and JDCEC's bulletins and will complete with true and accurate information the retail purchase orders, delivery receipts, lease agreements, and other forms specified therein. Dealer will be solely responsible for any warranties given by Dealer that exceed the applicable JDCEC Warranty, if any, and for any liability in cases where Dealer has failed to use the forms prescribed by JDCEC in the manner specified by JDCEC.

                  ii) To ensure the proper operation of Goods, Dealer will properly assemble and prepare all Goods sold, leased, or rented by Dealer and will perform such inspections, adjustments, and service prior to delivery to users as are required in the Manual. Dealer will instruct users in the proper use and maintenance of Goods and will furnish each user with the appropriate operator's manuals furnished by JDCEC. Dealer will also perform the post-delivery inspections and adjustments prescribed for Goods in the Manual.

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                  iii)     Dealer is authorized to and will perform prompt and
                           effective warranty service on Goods in Dealer's AOR for which JDCEC becomes obligated pursuant to a JDCEC Warranty, including without limitation Goods not sold, leased, or rented by Dealer, if presented with proper evidence that the Goods are entitled to warranty service under a JDCEC Warranty.

                  iv) Dealer will perform prompt and effective non-warranty service on Goods in Dealer's AOR, including without limitation Goods not sold, leased, or rented by Dealer.

                  v) Dealer will perform product improvement programs that JDCEC may from time to time require for Goods in Dealer's AOR, including without limitation Goods not sold, leased, or rented by Dealer. Dealer will complete such programs as expeditiously as possible and, in any event, within the time frame specified by JDCEC.

                  vi) Dealer will perform warranty service and product improvement programs in the manner and for the compensation specified in the Manual in effect at the time the service or program is performed. Dealer will notify JDCEC of all warranty and product improvement program claims in accordance with the Manual.

         e)       Sales to Re-sellers

                  Dealer will not sell Goods to any person or entity that re-sells or intends to re-sell such Goods, provided, however, that this Section l.e. shall not prevent Dealer from:

                  i) selling Parts to a person or entity in Dealer's AOR that uses such Parts in providing repair or maintenance services in Dealer's AOR for products owned by others;

                  ii) selling Used Goods to a person or entity that is engaged in the business of selling used equipment;

                  iii)     selling Goods to ERS;

                  iv)      selling Goods to another JDCEC Dealer; or

                  v) selling Goods to a person or entity that is primarily engaged in the business of renting equipment to end users.

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         f)       Equity

                  i) Dealer will maintain its Equity at a level sufficient to achieve Dealer's commitments under this Agreement, which shall be not less than the Minimum Equity Level.

                  ii) Dealer will not pay any dividends, effect any stock repurchase, repay or otherwise discharge its indebtedness for any loans from its owners, or make any other distributions to owners if Dealer's Equity is below the Equity Performance Standard or would fall below the Equity Performance Standard as a result of such action. If Dealer is a subchapter S corporation or similar entity, Dealer may make a distribution to a shareholder, without regard to the preceding sentence, in an amount equal to the income tax owed by the shareholder as a result of Dealer's dealership operations.

                  iii) Dealer will not make any acquisitions or initiate new business activities if Dealer's Equity is below the Equity Performance Standard or would fall below the Equity Performance Standard as a result of such action.

         If the financial statements of another entity or a combination of entities are used for the purpose of calculating Dealer's Equity, Section l.f.i. will apply to that entity or combination as well as to Dealer.

         g)       JDCEC's Acceptance of Orders

                  JDCEC will accept orders placed by Dealer for Goods in JDCEC's then-current product line, provided that JDCEC contemplates the Goods will be shipped during the period of Dealer's appointment as a JDCEC Dealer. JDCEC shall have no liability for delay, failure, or refusal to accept Dealer's orders or to ship Goods to Dealer if the delay, failure, or refusal results from:

                  i) capacity constraints, demand in excess of available supply, labor strikes or lockouts;

                  ii) a default under a security agreement between Dealer and JDCEC;

                  iii)     termination of Dealer's appointment;

                  iv)      any cause beyond JDCEC's control; or

                  v)       JDCEC's determination, in its sole discretion, that:

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                  a)       Dealer's financial condition does not justify the
                           extension of additional credit or the addition of inventory;

                  b) limitations in Dealer's market potential, marketing capabilities, or product support capabilities for the particular Goods involved are likely to lead to customer dissatisfaction with the Goods or excessive warranty expense;

                  c) Dealer has consistently failed to perform its obligations under this Agreement;

                  d) Dealer's inventory of Goods is excessive or with additional shipments would become excessive, or shipment would result in larger JDCEC Dealer inventories than JDCEC is willing to finance; or

                  e) shipment would result in larger JDCEC Dealer inventories than warranted based on expected market demand.

         All orders, sales, and shipments will be governed by the Conditions of Sale in effect at the time the order is placed.

         h)       Availability of JDCEC Programs

                  i) JDCEC will make available to Dealer finance plans, lease plans, floor plans, and parts return programs (and other similar financing or inventory management plans or programs) comparable to such plans and programs that JDCEC makes available to JDCEC Dealers generally. Such plans and programs may contain conditions for eligibility and are subject to credit approval. Such plans and programs also may have varying terms depending on certain dealer financial or performance criteria or market conditions.

                  ii) JDCEC may make available to any JDCEC Dealer marketing programs that JDCEC deems necessary to compete in the AOR assigned to that JDCEC Dealer without obligating JDCEC to make similar programs available to any other JDCEC Dealer or to JDCEC Dealers generally.

         i)       Changes in Dealer Ownership or Business Structure

                  Any change in the ownership, management, or business structure of Dealer could have serious negative consequences for Dealer and JDCEC. JDCEC considers the Key Persons to be particularly vital to Dealer and to a successful working relationship between JDCEC and Dealer.

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                  i)       No change in the ownership or business structure of
                           Dealer or any Key Person will occur unless JDCEC has given its prior written approval of such change. No event that would eliminate or materially alter the relationship to Dealer, or the role in Dealer's affairs, of any Key Person will occur unless JDCEC has given its prior written approval of such event.

                  ii) Dealer will execute such agreements or other documents as JDCEC may deem necessary to preserve JDCEC's rights under this Agreement or any other agreement between Dealer and JDCEC in light of a change or proposed change in Dealer's ownership, management, or business structure.

                  iii) If Dealer wishes to sell its business or substantially all of the assets of its business (excluding Dealer's JDCEC Dealer appointment and this Agreement, which are not transferable by Dealer), Dealer will notify JDCEC before the beginning of any discussions or negotiations pertaining to the proposed sale. After giving such notice, Dealer may enter into negotiations to sell its business or assets (excluding Dealer's JDCEC Dealer appointment and this Agreement) to a third party. JDCEC retains at all times the right to decide, in its sole discretion, whether to appoint any person or entity as a JDCEC Dealer for Dealer's AOR, for any portion thereof, or for any other area.

                  For purposes of this Agreement, a change in business structure shall include, without limitation, a change in the legal form of Dealer (e.g. from partnership to corporation); a change in the legal form of any Key Person or of any entity that holds, directly or indirectly, a 1 0% or greater ownership interest in Dealer; a merger or consolidation involving Dealer; the creation of a subsidiary, partnership, or other legal entity by Dealer; and any other change that may affect any right or obligation under this Agreement or any other agreement between Dealer and JDCEC.

         j)       Financial Statements

                  Dealer will submit to JDCEC's Finance Department offices in Moline, Illinois, annual financial statements for Dealer, for any entity or combination of entities that JDCEC may designate pursuant to the next paragraph, and for such Affiliates as JDCEC may from time to time request within 1 00 days after Dealer's fiscal year-end (or, for another entity or combination of entities, or for an Affiliate, within 1 00 days after such entity, combination, or Affiliate's fiscal year-end). Such financial statements shall have been prepared in accordance with generally

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         accepted accounting principles and audited by an independent certified public accountant approved by JDCEC, which approval shall not be unreasonably withheld. Dealer also will submit to JDCEC's Finance Department offices in Moline, Illinois, financial statements, prepared in accordance with the Financial Information System, for each calendar month by the end of the following month. Dealer also will provide such other financial data of Dealer and Affiliates as JDCEC may from time to time request.

         JDCEC will, in its sole discretion:

                   i) designate, before the beginning of each of Dealer's fiscal years, the particular entity or combination of entities whose financial statements JDCEC will use to determine Dealer's Equity for purposes of Sections l.f. and 2.c.ii., provided, however, that JDCEC may amend its designation for a particular fiscal year if Dealer, the designated entity or combination, or an Affiliate undergoes a change in ownership or business structure prior to the end of that fiscal year; and

                  ii) describe in the Terms Schedule the adjustments to the financial statement data that JDCEC may make in determining Dealer's Equity. The adjustments JDCEC may make in determining Equity from a particular financial statement shall be those described in the Terms Schedule in effect on the date that financial statement is received in JDCEC's Finance Department offices in Moline, Illinois.

         2. TERMINATION OF DEALER'S APPOINTMENT.

                  a)       Termination by Mutual Consent

                           Dealer's appointment may be terminated by the mutual consent of Dealer and JDCEC, evidenced by a writing signed by Dealer and JDCEC, with the effective date of such termination to be as mutually agreed upon in writing.

                  b)       Termination by Dealer

                           Dealer may terminate its appointment for any reason upon at least 180 days' prior written notice to JDCEC.

                  c)       Termination by JDCEC

                           i) JDCEC may terminate Dealer's appointment, upon at least 180 days' prior written notice to Dealer, in the event:

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                                    a)      Dealer fails to achieve Meaningful
                                            Progress with respect to a
                                            Performance Criterion in any fiscal
                                            or calendar year (whichever is used
                                            as the basis for Dealer's
                                            JDCEC-approved business plans); or

                                    b)      Dealer or any Affiliate fails to
                                            comply with any material provision
                                            of this Agreement.

                           JDCEC may exercise its termination right under this
                           Section 2.c.i. with respect to all or any portion of Dealer's AOR, and with respect to all or any portion of the Goods, as JDCEC may determine in its sole discretion.

                           JDCEC may exercise its termination right under this
                           Section 2.c.i. without regard to the performance of other JDCEC Dealers or to the circumstances under which JDCEC has terminated or refrained from terminating the appointment of other JDCEC Dealers.

                           ii) JDCEC may terminate Dealer's appointment, upon at least 120 days' prior written notice to Dealer, if JDCEC determines that Dealer's Equity is less than the Minimum Equity Level. JDCEC will give Dealer written notice of termination under this Section 2.c.ii. within 45 days after the financial statements on which JDCEC's determination is based are received at JDCEC's Finance Department offices in Moline, Illinois. If Dealer provided the financial statements to JDCEC within the time required by Section l.j., Dealer will have the right to increase its Equity to the Minimum Equity Level, during the 120 day notice period, through the addition of new capital in a form acceptable to JDCEC; if Dealer does increase its Equity to the Minimum Equity Level in this manner within such 120-day period, the notice of termination given under this
                                    Section 2.c.ii. shall become null and void.
                                    JDCEC's prior written approval will be
                                    required if Dealer wishes to increase its Equity to the Minimum Equity Level in whole or in part by any other means, including without limitation reducing its asset levels or through earnings retained during the 120-day notice period. If Dealer did not provide the financial statements involved to JDCEC within the time required by Section l.j., Dealer will be deemed to have waived any right to increase its Equity to the Minimum Equity Level.

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                           iii)     JDCEC may terminate Dealer's appointment,
                                    upon at least 365 days' prior written notice to Dealer, if JDCEC determines, in JDCEC's sole discretion, that Dealer's AOR does not justify the continuation of a JDCEC Dealer assigned only Dealer's AOR (regardless of whether Dealer has been assigned another AOR under another agreement with JDCEC). If Dealer's appointment is terminated under this Section 2.c.iii., Dealer shall have, for a period of three years commencing with the effective date of termination, a right of first refusal to be re-appointed as a JDCEC Dealer for Dealer's AOR if in that period JDCEC determines that Dealer's AOR does justify a JDCEC Dealer assigned only Dealer's AOR. However, such right of first refusal shall terminate upon a breach by Dealer of any agreement with JDCEC or any of JDCEC's Affiliates, or if Dealer would not satisfy the Equity Performance Standard at the time of reappointment.

                           iv) JDCEC may terminate Dealer's appointment, effective immediately, by giving written notice of termination to Dealer at any time after the happening of any of the following:

                                    a)      the death, incapacity, or
                                            dissolution of any Key Person;

                                    b)      a default under any security
                                            agreement between Dealer and JDCEC;

                                    c)      any noncompliance with Section l.b.,
                                            Section l.c.i., Section l.i.i.,
                                            or Section l.j.;

                                    d)      Dealer defrauds anyone, including
                                            without limitation JDCEC, or
                                            misrepresents any material fact in
                                            any communication with or submission
                                            to JDCEC;

                                    e)      the cancellation, discontinuance, or
                                            revocation of a guaranty or letter
                                            of credit applicable to Dealer
                                            indebtedness, or a failure to modify
                                            the amount of such a guaranty or
                                            letter of credit when and as
                                            requested by JDCEC or Deere Credit,
                                            Inc.;

                                    f)      Dealer substantially closes the
                                            dealership business;

                                    g)      Dealer intentionally fails to comply
                                            with any applicable federal, state,
                                            or local law, regulation, or
                                            ordinance relating to the operation
                                            of the dealership; or

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                                    h)      Dealer attempts to assign its rights
                                            or obligations under this Agreement.

         3. EFFECT OF TERMINATION OF APPOINTMENT. Termination of Dealer's appointment hereunder means that the obligations and duties of the parties under
Section 1 no longer apply, and that JDCEC may decline to fill accepted orders placed before such termination. Orders from Dealer that JDCEC contemplates will be shipped after the effective date of termination may be accepted in JDCEC's sole discretion. Such orders will be subject to the Conditions of Sale in effect at the time the order is placed or to such other conditions that JDCEC may prescribe. Submission or acceptance of orders and shipment or acceptance of Goods does not have the effect of renewing or reinstating the obligations of
Section 1 and shall not be construed as an extension or renewal of Dealer's appointment or as a rescission of any notice of termination. If Dealer's appointment is terminated, neither Dealer, Affiliates, or JDCEC shall be entitled to any compensation or reimbursement for loss of prospective profits, anticipated sales, or other losses occasioned by the termination, except as provided in this Agreement.

         4. REPURCHASE OF GOODS ON TERMINATION. Upon termination of Dealer's appointment, JDCEC will buy and Dealer will sell (or, with respect to JDM products, may sell subject to Section 4.c.), free and clear of all liens and encumbrances, the following Goods, provided they were originally purchased by Dealer from JDCEC (or from another JDCEC Dealer with the written approval of JDCEC) and are listed in JDCEC's published price list in effect on the effective date of termination of Dealer's appointment, according to the following terms:

         a) All unsold current Whole Goods and attachments in Dealer's possession that are new, unused, complete, and in good condition. The prices to be paid for such items will be the invoice prices (but not more than current JDCEC Dealer prices) plus freight from the factory to Dealer's location, less any discounts from invoice price that have been allowed, and less any reduction in value that may be required due to deterioration.

         b) All unsold current Parts in Dealer's possession that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. The prices to be paid for such items will be JDCEC's then current wholesale price, as listed in the John Deere Parts Price List in effect on the effective date of termination, less a discount of:

                  i) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

                  ii)      50% on all other items.

         c) Such unsold current JDM products in Dealer's possession that Dealer may elect to sell to JDCEC and that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. JDCEC shall have no obligation to repurchase such products unless Dealer furnishes JDCEC with a list of the products that it wishes to sell to JDCEC within thirty days after the effective date of the termination of Dealer's appointment. The price to be paid for such products will be the then-current wholesale price, as listed in the JDM Price List in effect on the effective date of termination, less a discount of:

                  i) 50% on products identified by an asterisk in the JDM Price List;

                  ii) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

                  iii)     25% on all other JDM products.

         At the written request of JDCEC, Dealer will, at Dealer's expense, list, tag, pack, load, and transport all repurchased Goods to the nearest location regularly maintained by JDCEC for the storage of such Goods (or to such closer location as may be designated by JDCEC) or pay for the cost of transportation to such location. The risk of loss shall be on Dealer until the vehicle transporting such Goods reaches the designated destination. Should Dealer fail to fulfill the above obligation within 60 days after JDCEC has requested that it do so, JDCEC or its designee may enter Dealer's premises, perform these duties, and charge Dealer's account for any expenses incurred in so doing.

         Amounts payable to Dealer under this Section 4 will not be paid until Dealer has complied with all applicable laws governing bulk transfers of inventory.

         JDCEC shall be relieved of its obligations under this Section 4 if a default occurs or has occurred under any security agreement between Dealer and JDCEC, and JDCEC elects to exercise its rights under such security agreement to take possession of the Goods.

         JDCEC shall be relieved of its obligations under this Section 4 if Dealer has defrauded JDCEC or if Dealer misrepresents a material fact pertaining to the repurchase of Goods in any communication with or submission to JDCEC.

         5. RESOLUTION OF DISPUTES. Although Dealer and JDCEC are entering into this Agreement in a spirit of cooperation and mutual respect, it is possible that Disputes may arise. Dealer, Affiliates (including without limitation guarantors of Dealer), JDCEC, Deere Credit, Inc., and ERS agree that any Dispute shall be finally resolved by binding arbitration pursuant to the terms set forth in Exhibit 5. The duty to arbitrate shall extend to any officer, employee, shareholder, principal, agent, partner, trustee (in bankruptcy or otherwise), or subsidiary of Dealer or an Affiliate as to any Dispute that is subject to this
Section 5.

         6.       COMPUTER SYSTEMS

                  a) During the period of Dealer's appointment, Dealer will, at Dealer's expense:

                           i) install and maintain in good working order a computerized business system that is compatible with, and in communication with, the John Deere Network;

                           ii) maintain the hardware and software necessary to supply electronically to JDCEC (a) monthly trial balance information in accordance with the Financial Information System; (b) product delivery and warranty claim information in accordance with the Service Information System; and (c) such other information as JDCEC may from time to time request Dealer to submit electronically;

                           iii) conform to any modifications made to the John Deere Network (provided JDCEC gives Dealer at least 60 days' prior notice of the modification);

                           iv) input into the John Deere Network, in accordance with JDCEC's instructions, such information as Deere may from time to time request, and furnish such computer files and reports as JDCEC may from time to time request; and

                           v) pay all costs associated with Dealer's use of the John Deere Network, as well as all costs incurred in obtaining and maintaining Dealer's computerized business system and in communicating with the John Deere Network.

                  b) Dealer will keep confidential any information contained in the John Deere Network and not use such information for purposes unrelated to Dealer's dealership appointment hereunder.

                  c) JDCEC shall not be liable for any losses incurred by Dealer in connection with Dealer's computerized business system or the John Deere Network.

         7. AMENDMENT OF AGREEMENT. This Agreement cannot be altered or amended, or any of its provisions waived, on behalf of JDCEC except in a writing signed by a duly authorized officer of JDCEC. Dealer and JDCEC recognize that this Agreement does not have an expiration date. Because market and business practices and conditions are likely to change with the passage of time and such changes or other circumstances could necessitate a change in this Agreement, JDCEC may amend these Terms of Appointment at any time, without the consent of Dealer, if the same amendment is made to the Terms of Appointment of all other JDCEC Dealers whose dealer agreements are in the form of this Agreement and may be amended in this manner pursuant to applicable law. Any such amendment shall be made by issuance of a JDCEC Dealer bulletin or other written notice to such JDCEC Dealers and shall be effective on the date specified in the bulletin or other written notice, which date shall be at least 120 days following the date of such bulletin or other written notice.

         8. USE OF TRADEMARKS, NAMES, AND SIGNS. JDCEC grants Dealer the non-exclusive right to use the Trademarks (including without limitation the JOHN DEERE trademark, the trademark comprising a leaping deer design within a frame, and the trademark comprising the leaping deer design and JOHN DEERE within a frame), during the period of Dealer's appointment, in connection with the advertising and sale of Goods bearing one or more of the Trademarks, and in connection with the providing of services by Dealer relating to the sale or servicing of Goods identified by the Trademarks. Such use of the Trademarks shall be in a manner and form approved by JDCEC. Dealer agrees not to use any of the Trademarks as part of Dealer's corporate or business name and to cease all use of the Trademarks if Dealer ceases to be a JDCEC Dealer, including without limitation the removal from Dealer's premises and vehicles of all signs and distinctive identification that might associate Dealer with JDCEC. Dealer also agrees not to sell or distribute any goods bearing any of the Trademarks, unless the goods originated from JDCEC, JDCEC's Affiliates, or licensees authorized to use the Trademarks on the goods. Dealer also agrees not to use the Trademarks to promote goods not originating from JDCEC, JDCEC's Affiliates, or their licensees.

         9. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of JDCEC and, to the extent the terms hereof bind or benefit Deere Credit, Inc. or ERS, their respective successors and assigns. Dealer's rights and obligations under this Agreement may not be assigned or transferred. Any attempt by Dealer to assign its rights or obligations under this Agreement shall be null and void.

         10.      CHANGES IN OR DISCONTINUANCE OF GOODS.

                  (a) JDCEC may, at any time and with out notice, make changes in or discontinue any Goods without incurring any liability.

                  (b) This Agreement extends only to Goods. JDCEC reserves the right to offer any other products to selected JDCEC Dealers or others under existing or separate new agreements. As new products, other than those designated by JDCEC as direct successors of Goods, are developed, acquired, or marketed by JDCEC, they may or may not be added to the Goods covered under this Agreement.

         11. DEALER GUARANTY. To the extent requested by JDCEC, Key Persons, Affiliates, and other partners in, or owners of, Dealer have executed or concurrently herewith will execute in favor of JDCEC one or more guaranties of Dealer's indebtedness to JDCEC. Dealer will obtain, and Key Persons, Affiliates, and other partners in, or owners of, Dealer will execute, such additional guaranties and amendments and additions to guaranties as JDCEC may from time to time request.

         For purposes of this Section 11 and Section 12, JDCEC shall include Deere Credit, Inc. in addition to John Deere Construction Equipment Company.

         12. SECURITY IN GOODS. Dealer has executed or concurrently herewith will execute in favor of JDCEC one or more security agreements covering Dealer's inventory of Goods and certain other items. Dealer will execute such additional security agreements and financing statements, and amendments and additions thereto or to existing instruments, as JDCEC may from time to time request, in order that JDCEC may have at all times a first lien on Goods and other collateral securing Dealer's indebtedness to JDCEC.

         13.      RELATIONSHIP OF THE PARTIES.

                  a) Dealer acknowledges that it is an independent retail merchant which purchases Goods for resale for the principal benefit of Dealer. Dealer further acknowledges and agrees that it is an independent contractor. In performing service work Dealer assumes full responsibility for such work. Dealer also acknowledges and agrees that it is not an employee, agent, representative, franchisee, partner, or joint venturer of or with JDCEC, has not paid and will not pay a franchise fee to JDCEC, and is free to operate its business in accordance with its independent business judgment, provided that such operation is in accordance with this Agreement and any other agreement between Dealer and JDCEC. Dealer has no authority to bind JDCEC by representations, statements, agreements, conduct, or in any manner whatsoever. JDCEC shall not be liable for any debts, accounts, obligations, or other liabilities of Dealer, its agents, employees, or representatives. It is expressly recognized that no fiduciary relationship exists between the parties.

                  b) Except as provided in Sections 5, 9, and 17, this Agreement is not enforceable by any third party and is not intended to benefit, or convey any rights to, anyone other than Dealer and JDCEC.

                  c) Dealer obtains no rights by virtue of this Agreement or its dealership appointment to acquire additional dealerships or to obtain additional dealership appointments or AOR assignments from JDCEC.

         14. USE OF PRICE LISTS, CATALOGS, AND MANUALS. The Manual and any bulletins, price lists, catalogs, and service manual pages furnished to Dealer by JDCEC must be kept in good condition and returned to JDCEC upon termination of Dealer's appointment. If such items have been purchased by Dealer, JDCEC will repurchase them for the price paid. Dealer will not disclose, directly or indirectly, the contents of such Manual, bulletins, price lists, catalogs, and service manual pages to a person or entity that is a competitor of JDCEC or a JDCEC Dealer.

         15. ADVERTISING MATERIAL; MAILING LISTS. During the period of Dealer's appointment:

                  a) JDCEC will furnish to Dealer, in quantities deemed appropriate by JDCEC for Dealer's AOR, promotional materials and printed advertising matter that JDCEC prepares for use by other JDCEC Dealers in connection with the sale, lease, rental, or servicing of Goods and that JDCEC deems appropriate for Dealer's AOR; and

                  b) Dealer will (i) create, maintain, and keep current a list of the names and addresses of all purchasers and prospective purchasers of Goods in Dealer's AOR, (ii) provide JDCEC with the current list, and (iii) promptly notify JDCEC of all changes to the list.

         The list contemplated by Section 15.b shall be the sole property of JDCEC. JDCEC may use the list at any time for any purpose it deems appropriate, provided, however, that JDCEC will advise Dealer in advance of any use it makes of the list (other than for the purpose of sending Dealer's direct mail solicitations to purchasers and prospective purchasers on the list) during the period of Dealer's appointment. Dealer will reimburse JDCEC for handling and postage expenses for all direct mailings made at Dealer's request to prospective purchasers in Dealer's AOR.

         16. NO WAIVER. The failure of JDCEC to take any action or require full and strict compliance with any provision of this Agreement or any provision of any agreement with other JDCEC Dealers shall not affect JDCEC's right to take any action or require full and strict compliance at any time prior or subsequent thereto and shall not constitute a waiver of a breach of the provision or nullify the effectiveness of such provision.

         17.      LIMITATION ON DAMAGES; JURY WAIVER; TIME TO INITIATE
                  PROCEEDINGS.

                  (a) No party to a Dispute shall be entitled to an award of multiple, punitive, or exemplary damages, or any damages excluded by, or in excess of any damage limitation expressed in, this Agreement.

                  (b) Dealer, Affiliates (including without limitation guarantors of Dealer), JDCEC, Deere Credit, Inc., and ERS each hereby knowingly, voluntarily, and intentionally waive any right he, she, or it may have to a trial by jury in respect of any litigation pertaining to any Dispute, and each agrees not to request a jury in any such litigation.

                  c) No party to a Dispute may commence litigation or arbitration proceedings with respect to such Dispute more than one year after that party's cause of action accrues.

         18. NOTICES. In addition to other available means of giving notice, notices required or permitted under this Agreement (including without limitation notices in connection with any arbitration under Section 5) may be given to the person indicated on Exhibit 6, by personal delivery or by certified U.S. mail, Federal Express or other reputable overnight delivery service, or facsimile to the address or facsimile number indicated on Exhibit 6. Notices given by personal delivery shall be deemed given when delivered. Notices given by certified U.S. mail, reputable overnight delivery service, or facsimile shall be deemed given when sent.

         19. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Illinois without regard to Illinois' conflict of laws rules.

         20. SEVERABILITY. Any provision of this Agreement or portion thereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of the provision or the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction. Any provision herein found to be prohibited or unenforceable in a jurisdiction shall, by agreement of the parties hereto, be replaced for such jurisdiction by a provision that ensures that the economic and/or business objectives of the prohibited or unenforceable provision are preserved insofar as it is possible to do so under the applicable law in such jurisdiction.

         21. PAYMENTS ON TERMINATION. If Dealer's appointment hereunder is terminated, all indebtedness of Dealer to JDCEC which does not become due prior to the effective date of the termination will be due and payable as of the effective date of the termination. JDCEC may pay any sums owing to Dealer on termination (including without limitation any sums owing to Dealer for repurchased Goods) in cash or by giving Dealer credit to be applied to any indebtedness then owed by Dealer to JDCEC or to any of JDCEC's Affiliates, regardless of whether such indebtedness is then due and payable.

         22. SURVIVAL. The termination of Dealer's appointment shall not affect any rights or obligations that have accrued hereunder as of the effective date of such termination. Such termination also shall not affect any rights or obligations, except those expressly limited to the period of Dealer's appointment, under Sections 3, 4, 5, 6.b., 6.c., 7, 8, 9, 10, 11, 12, 13, 14,
15, 16, 17, 18, 19, 20, 21, 22, and 23, which rights and obligations, except those expressly limited to the period of Dealer's appointment, shall survive termination of Dealer's appointment.

         23. ENTIRE AGREEMENT. This Agreement is and shall be deemed to be the complete and final expression of the agreement between the parties as to the subject matters contained herein. This Agreement supersedes all previous dealer agreements and representations between the parties. It is acknowledged and agreed by Dealer and JDCEC that no promise or representation not contained herein (including without limitation Exhibit 7) was an inducement to either party or was relied on by either party in entering into this Agreement. Any prior or contemporaneous promises, agreements, or representations, whether oral, written, or created through custom, usage, or course of dealing, except for those listed on Exhibit 7, are also superseded by this Agreement. Dealer understands that, except as provided in Section 7, no agent or employee of JDCEC has authority to vary or add to the provisions of this Agreement, or to make any representation altering or going beyond the terms of this Agreement.

                                    EXHIBIT 1

                                  DEALER'S AOR

                     Dealer's Area of Responsibility shall consist of the following counties:

State of Florida
Counties:

    Brevard
    Broward
    Charlotte
    Collier
    Dade
    DeSoto
    Glades
    Hardee
    Hendry
    Hernando
    Highlands
    Hillsborough
    Indian River
    Lee
    Manatee
    Martin
    Monroe
    Okeechobee
    Orange
    Osceola
    Palm Beach
    Pasco
    Pinellas
    Polk
    St. Lucie
    Sarasota
    Seminole
    Volusia
        and
    Lake County, FL, South of Rt. 44
    Sumter County, Fl, South of Rt. 476


                                    EXHIBIT 2

                                 A. WHOLE GOODS

Backhoes                 Crawler                4WD Loaders          Excavators           Motor Graders

|X|300                   |X|450                 |X|244               |X|190               |X|570
|X|310                   |X|455                 |X|344               |X|290               |X|670
|X|315                   |X|550                 |X|444               |X|490               |X|672
|X|410                   |X|555                 |X|544               |X|590               |X|770
|X|510                   |X|650                 |X|624               |X|595               |X|772
|X|710                   |X|750                 |X|644               |X|200
                         |X|850                 |X|744               |X|690
                                                                     |X|790
                                                                     |X|792
                                                                     |X|892
                                                                     |X|992

Skidders                 Feller Bunchers        Scrapers             Forklifts            Landscape Loaders

|_|540                   |_|643                 |X|762               |X|485               |X|210
|_|548                   |_|653                 |X|862               |X|486
|_|640                   |_|843                                      |X|488
|_|648
|_|740
|_|748

                                    B. PARTS

COMPETITIVE PARTS

|X|Bucket Teeth               |X|Engine Parts               |X|Filters            |X|Undercarriage Products
|X|Cutting Edges              |X|All-Makes Parts            |X|Oil                |X|Re-manufactured Components


                                    EXHIBIT 3

                                    LOCATIONS

ADDRESS                                                   PURPOSE/STORE TYPE

                                                          WHOLE      PARTS   SERVICE    OTHER
                                                           GOODS

4343 NORTHWEST 76TH AVENUE - MIAMI, FL  33166             |X|       |X|      |X|       |_|
-----------------------------------------------------
2995 HANSON STREET - FORT MYERS, FL  33916                |X|       |X|      |X|       |_|
-----------------------------------------------------
4333 JOHN YOUNG PARKWAY - ORLANDO, FL  32804              |X|       |X|      |X|       |_|
-----------------------------------------------------
2611 HAMMONDVILLE ROAD - POMPANO BEACH, FL 33069          |X|       |X|      |X|       |_|
-----------------------------------------------------
3933 BEELINE HIGHWAY - W. PALM BEACH, FL  33404-0905      |X|       |X|      |X|       |_|
-----------------------------------------------------
1562 TAMIAMI TRAIL SO. - VENICE, FL  34293                |X|       |X|      |X|       |_|
-----------------------------------------------------
5102 NORTH 56TH STREET - TAMPA, FL  33610                 |X|       |X|      |X|       |_|
-----------------------------------------------------
                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|

                                                          |_|       |_|      |_|       |_|


                                    EXHIBIT 4

                                   KEY PERSONS

                                                                               RELATIONSHIP TO DEALER/
NAME                                    OWNERSHIP INTEREST                     ROLE IN DEALER'S AFFAIRS
--------------------------------------------------------------------------------------------------------

Jorge Mas, Jr.                      Shareholder of Neff Corp.          Chairman/Guarantor

Jose Mas                            Shareholder of Neff Corp.          Guarantor

J. C. Mas                           Shareholder of Neff Corp.          Guarantor

Neff Corp.                          100% Owner                         Parent

Santos Fund I, LP                   Shareholder of Neff Corp.          Affiliate

Santos Capital Advisors,            Owner of Stock Option              Affiliate
Inc.                                to purchase Neff Corp.
                                    Common Stock

                                    EXHIBIT 5

                               DISPUTE RESOLUTION

1. If the parties to a Dispute agree, the Dispute will be submitted to non-binding mediation.

2. If the parties to a Dispute do not agree to mediation of the Dispute, or if mediation does not resolve the Dispute, the Dispute shall be finally resolved by binding arbitration in accordance with the arbitration rules of JAMS/Endispute, as amended by this Exhibit. The party seeking arbitration shall submit a written notice of arbitration to the other party and to JAMS/Endispute. The arbitration shall be held at such location as required by applicable law or, if no location is required by applicable law, at Chicago, Illinois or such other city as the parties to the Dispute may agree in writing. The arbitration shall be held before a panel of three arbitrators each of whom is affiliated with JAMS/Endispute and is part of the pool of arbitrators selected by JAMS/Endispute as available to arbitrate Disputes. Each arbitrator in the pool shall:

         a) be a current or former practicing attorney or former judge;

         b) have at least fifteen years experience in litigation, arbitration, and/or mediation of commercial disputes;

         c) have prior experience as an arbitrator (through award) of at least three manufacturer/dealer or franchisor/franchisee disputes; and

         d) be recommended as a commercial arbitrator by at least two major manufacturers or franchisors and at least two dealers or franchisees.

The arbitration panel shall consist of one arbitrator from the pool designated by Dealer, one arbitrator from the pool designated by JDCEC, and a third arbitrator from the pool designated by the two other arbitrators, which person shall be the Chairperson of the arbitration panel. A decision and award joined by at least two members of the arbitration panel shall constitute the award and shall be binding on the parties. The arbitration panel shall provide written reasons for their decision and award, which shall be final and binding and may be entered by any court having jurisdiction thereof.

3. Except as provided herein, any action or decision joined by two arbitrators from the arbitration panel shall constitute the action of the arbitration panel. The arbitration panel may consider and grant dispositive motions, including without limitation motions to dismiss or for summary judgment. In order to prevent irreparable harm, the arbitration panel may consider and grant requests for temporary or permanent injunctive relief or other equitable relief.

4. Unless contrary to applicable law, this Agreement shall be interpreted in accordance with and the arbitration panel shall apply and be bound to follow the substantive laws of the State of

Illinois. Where there is a conflict between the terms of this Agreement and the laws of the State of Illinois, the terms of this Agreement shall control.

5. Each party shall bear its costs associated with the arbitration, including its attorneys' fees, and the parties shall share equally the fees and expenses of JAMS/Endispute and the arbitrators', provided, however, that if court proceedings to stay litigation, compel arbitration, or enforce the award are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that are reasonably incurred by the other party.

6. The Chairperson of the arbitration panel shall decide all matters relating to discovery as well as all procedural or nondispositive matters that shall come before the arbitration panel. Subject to privileges recognized under applicable law, the Chairperson shall require such discovery as is necessary for the parties to be adequately prepared for the arbitration. Discovery may include the exchange of documents, depositions, interrogatories, and the exchange of exhibits, expert reports, and witness lists.

7. The parties, witnesses, and arbitrators shall not disclose the contents or results of the arbitration without the prior written consent of all parties to the Dispute, except to the extent necessary to enforce the award or as necessary for financial and tax reporting purposes.

8. Notwithstanding anything to the contrary in this Exhibit 5 or Section 5, in the event of an alleged violation of a party's intellectual property rights, that party may seek temporary injunctive relief from any court of competent jurisdiction pending appointment of the arbitration panel. The party requesting such relief shall also promptly file a notice of arbitration and a request that the arbitration panel provide temporary relief. Such actions shall not constitute a waiver of the party's rights or a breach of the party's obligations under this Exhibit 5 and Section 5. Any temporary injunctive relief entered by a court shall continue in effect only until the arbitration panel has issued a decision on temporary relief.

9. Notwithstanding anything to the contrary in this Exhibit 5 or Section 5, JDCEC and Deere Credit, Inc. may seek judicial remedies, such as (but not limited to) attachment, replevin, and garnishment, deemed necessary by JDCEC or Deere Credit, Inc. in its sole discretion for the enforcement of JDCEC's or Deere Credit, Inc.'s rights regarding any security for indebtedness of Dealer, and such action by JDCEC or Deere Credit, Inc. shall not constitute a waiver of JDCEC's or Deere Credit, Inc.'s rights or a breach of JDCEC's or Deere Credit, Inc.'s obligations under this Exhibit 5 and Section 5.

                                    EXHIBIT 6

                                     NOTICES

To Dealer or Affiliates:

   NEFF MACHINERY, INC.
   4343 NORTHWEST 76TH AVE.
   MIAMI, FL 33166

facsimile:        305/477-3207

To JDCEC, Deere Credit, Inc. or ERS:
   1515 - 5TH AVE.
   MOLINE, IL 61265
facsimile:        309/748-0123

Dealer or JDCEC may amend the addressee, address, or facsimile number indicated for its group on this Exhibit 6 BY giving written notice of such amendment to the other party, provided, however, that no more than one addressee, address, and facsimile number may be indicated at any given time.

                                    EXHIBIT 7

                          PROMISES AND REPRESENTATIONS

Dealer and JDCEC agree that the following are the only promises, agreements, or representations, oral, written, or created through custom, usage, or course of dealing, not contained elsewhere in this Agreement and that were an inducement to or relied upon by any party hereto in entering into this Agreement or that were made prior to or contemporaneous with this Agreement and are not superseded by this Agreement:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


________   No promises, agreements or representations

_____________________________                               ____________________

Dealer Signature                                            JDCEC Signature

                                  DEFINED TERMS

For purposes of this Agreement, the following terms shall be defined as follows:

ABSORPTION -The percentage of Dealer's fixed expenses and interest covered by Dealer's parts and service department contribution margin. JDCEC will specify the method used to measure Absorption in bulletins issued from time to time to JDCEC Dealers.

AFFILIATES - (1) each of the Key Persons, (2) their spouses and children, (3) each guarantor of Dealer, (4) any other person or entity that holds, directly or indirectly, a 1 0% or greater ownership interest in Dealer, and (5) any entity owned 1 0% or more, directly or indirectly, individually or in combination, by
(a) Dealer, (b) a Key Person, (c) their spouses or children, (d) a guarantor of Dealer, or (e) any other person or entity that holds, directly or indirectly, a 1 0% or greater ownership interest in Dealer.

AGREEMENT - This agreement.

AOR - An area of responsibility assigned to a JDCEC Dealer under a JDCEC dealer agreement.

CONDITIONS OF SALE - JDCEC's published U.S. Dealer Conditions of Sale, as in effect from time to time.

CORE PRODUCT GROUP - Any group of products that JDCEC may designate from time to time as a core product group.

CUSTOMER SATISFACTION - The extent to which Dealer fulfills the needs and expectations of customers in Dealer's AOR. JDCEC will specify the method used to measure Customer Satisfaction in bulletins issued from time to time to JDCEC Dealers.

DEALER - The dealer identified in this Agreement.

DEALER'S AOR - The area of responsibility assigned to Dealer under this Agreement.

DISPUTE - Any dispute, controversy, or claim between Dealer or an Affiliate and JDCEC, Deere Credit, Inc., or ERS, whether based on contract, tort, statute, or other legal theory.

EQUITY - The Dealer's equity to assets percentage, determined by JDCEC based upon the most recent fiscal year-end audited financial statements designated by JDCEC pursuant to Section l.j., with adjustments, if any, as provided in Section l.j., and calculated as of the end of the fiscal year covered by such financial statements.

EQUITY PERFORMANCE STANDARD - The equity to assets percentage Performance Standard specified by JDCEC from time to time in JDCEC Dealer bulletins for JDCEC Dealers generally.

ERS - Equipment Remarketing Services, a division of Deere Marketing Services,
Inc.

FINANCIAL INFORMATION SYSTEM - JDCEC's Financial Information System (or successor system).

GOODS - Whole Goods and Parts, as well as those JDM products that JDCEC may offer for sale to Dealer.

JDCEC - John Deere Construction Equipment Company.

JDCEC DEALER- An authorized JDCEC dealer.

JDCEC WARRANTIES - The JDCEC warranties (including, in some cases, extended warranties) applicable to the sale and, in some cases, to the lease or rental of various types of Goods.

JDCEC'S AFFILIATES - Deere & Company, its divisions, and its subsidiaries, whether direct or indirect.

JDM - John Deere Merchandise.

JOHN DEERE NETWORK - The network of computers, communications equipment, computer networking equipment, computer software, application software, and data used by JDCEC for the purpose of gathering and communicating information and conducting business.

KEY PERSONS - The persons and entities listed in Exhibit 4.

MANUAL - JDCEC's published Service Administration Manual (or successor document), as in effect from time to time.

MARKET SHARE - The market penetration achieved for Goods, or a subset thereof (e.g. Core Products, models, Parts), in Dealer's AOR during a specified time period. JDCEC will specify the method used to measure Market Share in bulletins issued from time to time to JDCEC Dealers.

MEANINGFUL PROGRESS - A level of performance for each Performance Criterion for the first 12-month period covered by the Dealer's annual JDCEC-approved business plan, which level of performance shall be as agreed upon between Dealer and JDCEC each year in connection with the preparation of Dealer's annual business plan. If for any such period Dealer and JDCEC do not reach agreement upon Meaningful Progress with respect to a particular Performance Criterion, JDCEC will determine in its sole discretion what will constitute Meaningful Progress for that Performance Criterion for that period.

MINIMUM EQUITY LEVEL - The minimum equity to assets percentage level specified by JDCEC from time to time in JDCEC Dealer bulletins for JDCEC Dealers generally.

PARTS - (1) the products indicated by a check mark in Section B of Exhibit 2 and
(2) attachments and parts available from JDCEC for the Whole Goods.

PERFORMANCE CRITERIA - Market Share, Absorption, Customer Satisfaction, and Equity, as well as other criteria specified by JDCEC from time to time in JDCEC Dealer bulletins for JDCEC Dealers generally.

PERFORMANCE STANDARD - A level of performance (for a particular Performance Criterion) specified by JDCEC from time to time in JDCEC Dealer bulletins for JDCEC Dealers generally.

SERVICE INFORMATION SYSTEM - JDCEC's Service Information System (or successor system).

TERMS SCHEDULE - JDCEC's published U.S. Dealer Terms Schedule, as in effect from time to time.

TRADEMARKS - The trademarks owned by JDCEC or any of JDCEC's Affiliates.

USED GOODS Whole Goods that do not have any SECURE Standard Warranty remaining.

WHOLE GOODS - (1) the products indicated by a check mark in Section A of Exhibit 2, (2) their predecessors, and (3) their JDCEC-designated successors.